Exhibit 10.37
FIFTH AMENDMENT TO LEASE AGREEMENT
THIS FIFTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made and entered into on January 16, 2020 (the "Execution Date") by and between ALAMEDA WATERFRONT EDP, LLC, a California limited liability company (“Landlord”), and EXELIXIS, INC., a Delaware corporation (“Tenant”).
RECITALS
A.    Ascentris 105, LLC, a Colorado limited liability company (“Ascentris”), and Tenant entered into that certain Lease Agreement dated May 2, 2017, as amended by that certain First Amendment to Lease Agreement dated October 16, 2017, that certain Second Amendment to Lease Agreement dated June 13, 2018, and that certain Third Amendment to Lease Agreement dated April 1, 2019 (the “Third Amendment”, and that lease, as amended through and including the Third Amendment, the “Original Lease”) with respect to premises in the multiple building project known as 1750 North Loop Road and 1601, 1701, 1751, 1801 and 1851 Harbor Bay Parkway, Alameda, California. Hillwood Enterprises, L.P. (“Hillwood”), a Texas limited partnership, and Tenant entered into that certain Fourth Amendment to Lease Agreement dated August 30, 2019 (the “Fourth Amendment”), which amended the Original Lease effective upon the Closing (as defined in the Fourth Amendment). Upon the Closing, Ascentris assigned the Original Lease to Landlord pursuant to an Assignment and Assumption of Leases dated as of October 31, 2019 and Hillwood assigned the Fourth Amendment to Landlord pursuant to an Assignment and Assumption of Fourth Amendment to Lease Agreement dated October 31, 2019. The Original Lease (as assigned to Landlord), as amended by the Fourth Amendment (as assigned to Landlord), is referred to herein as the “Lease”.
B.    Landlord and Tenant desire to amend Tenant’s parking allocation on the terms and conditions of this Amendment.
AMENDMENT
NOW THEREFORE, in consideration of good and valuable consideration and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:
1.    Defined Terms. All capitalized terms used but not defined in this Amendment will have the meanings set forth for such terms in the Lease. All terms that are defined in this Amendment and used in any provisions that are added to the Lease pursuant to this Amendment will have the meanings in the Lease set forth for such terms in this Amendment.
2.    Parking Allocation. Section 10 of the Third Amendment is hereby deleted. Section 10 of the Fourth Amendment is replaced in its entirety with the following:
“Parking; Signage. Section 19 of the Lease is hereby amended so that Tenant may utilize up to 396 unassigned parking spaces within the Project at no charge. Effective as of the 1601 Space Commencement Date, Section 19 of the Lease is hereby amended so that Tenant may utilize up to 509 unassigned parking spaces within the Project at no charge. Effective as of the “Start Date” for Suite 100 of the 1701 Space, Section 19 of the Lease is hereby amended so that Tenant may utilize up to 12 additional unassigned parking spaces within the Project at no charge. Effective as of the “Start Date” for Suite 125 of the 1701 Space, Section 19 of the Lease is hereby amended so that Tenant may utilize up to 7 additional unassigned parking spaces within the Project at no charge. Effective as of the “Start Date” for Suite 150 of the 1701 Space, Section 19 of the Lease is hereby amended so that Tenant may utilize up to 3 additional unassigned parking spaces within the Project at no charge. Effective as of the “Start Date” for Suites 115 and 200 of the 1701 Space, Section 19 of the Lease is hereby amended so that Tenant may utilize up to 156 additional unassigned parking spaces within the Project at no charge. Accordingly, following the “Start Dates” for all 1701 Space and 1601 Space, Tenant may utilize up to 687 unassigned parking spaces within the Project at no charge. Notwithstanding anything in the Lease to the contrary, including but not limited to Section 1.3(g) of the Lease, Landlord may enter parking agreements with an affiliate of Landlord that owns property adjacent to the east of the Project commonly known as 1951 Harbor Bay Parkway, Alameda, California (the “BTS Site”) to permit a parking allocation for the buildings at the Project (other than the building located at 1750 North Loop Road) and the BTS Site of three (3) spaces per 1,000 square feet of building area (the “Targeted Parking Allocation”). Notwithstanding the foregoing and anything to the contrary contained herein, the parking allocation for the building located at 1750 North Loop Road shall be two (2)

spaces per 1,000 square feet of building area. Section 21.3 of the Lease is hereby amended so that Tenant may install exterior signs on the 1601 Building and, effective as of the first “Start Date” for the 1701 Space, the 1701 Building in accordance with the terms of Section 21.3 of the Lease. Such signage shall be substantially similar to the signage at the 1801 Building and the 1851 Building.”
3.    Landlord Obligations Regarding Parking. Landlord and Tenant acknowledge that (i) because a prior landlord of the Project allocated parking spaces at the Project in excess of the Targeted Parking Allocation to certain existing tenants of the Project (the “Excess Parking Tenants”), the parking allocations for Tenant set forth in Section 10 of the Fourth Amendment (as amended by Section 2 of this Amendment) are not in accordance with the Targeted Parking Allocation and (ii) the number of parking spaces that have been allocated to Excess Parking Tenants in excess of the Targeted Parking Allocation is approximately 103 parking spaces. Landlord agrees that (a) in connection with a lease extension for a lease with an Excess Parking Tenant pursuant to an Excess Parking Tenant’s right to extend under such lease, Landlord shall request that such Excess Parking Tenant amend any such lease so that such Excess Parking Tenant is allocated parking at the Project and BTS Site in accordance with the Targeted Parking Allocation, (b) in connection with any other lease extension for a lease with an Excess Parking Tenant or an expansion or contraction of the premises leased to an Excess Parking Tenant, Landlord shall amend any such leases so that such Excess Parking Tenant is allocated parking at the Project and BTS Site in accordance with the Targeted Parking Allocation, and (c) in connection with any other amendments to leases with Excess Parking Tenants, Landlord shall use commercially reasonable efforts to amend any such leases so that such Excess Parking Tenant is allocated parking at the Project and BTS Site in accordance with the Targeted Parking Allocation. Additionally, Landlord shall ensure that new leases for space at the Project reflect a parking allocation in accordance with the Targeted Parking Allocation. In each instance where Landlord reduces the parking allocated to an Excess Parking Tenant resulting in the Excess Parking Tenant’s parking allocation being in accordance with the Targeted Parking Allocation, or a lease with an Excess Parking Tenant terminates, such excess parking spaces shall be automatically added to Tenant’s parking rights under the Lease, and Landlord and Tenant shall amend the Lease to reflect an equivalent increase in Tenant’s allocated parking at the Project, until Tenant’s allocated parking at the Project is in accordance with the Targeted Parking Allocation.
4.    1601 Building Parking Plan. In connection with any agreement between Landlord and Tenant to demolish and reconstruct the 1601 Building, Landlord agrees to reasonably cooperate with Tenant to devise a parking plan for the 1601 Building, acceptable to Landlord in its reasonable discretion and the City of Alameda, that eliminates the need for the additional parking stackers at the BTS Site that are currently required to satisfy the City-approved parking plan at the BTS Site (the approved parking plan requires an estimated 12 parking stackers).
5.    Brokers. Landlord and Tenant represent and warrant that no broker or agent negotiated or was instrumental in negotiating or consummating this Amendment. Neither party knows of any real estate broker or agent who is or might be entitled to a commission or compensation in connection with this Amendment. Tenant will indemnify and hold Landlord harmless from all damages paid or incurred by Landlord resulting from any claims asserted against Landlord by brokers or agents claiming through Tenant. Landlord will indemnify and hold Tenant harmless from all damages paid or incurred by Tenant resulting from any claims asserted against Tenant by brokers or agents claiming through Landlord.
6.    Whole Agreement. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements with respect thereto. Except as amended herein, or in a future writing signed by both parties, there shall be no other changes or modifications to the Lease between the parties and the Lease and the terms and provision contained therein shall remain in full force and effect. The terms of this Amendment will control over any conflicts between it and the terms of the Lease.
7.    Successors and Assigns. This Amendment shall be binding upon the parties hereto, their heirs, successors and assigns.
8.    Ratification. Except as amended by this Amendment, the Lease has not been amended, and the parties ratify and confirm the Lease, as amended by this Amendment, as being in full force and effect.
9.    Counterparts; Execution by Telecopy. This Amendment may be executed in counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one agreement. Executed copies hereof may be delivered by telecopier or other electronic means, and upon receipt will be deemed originals and binding upon the parties hereto, regardless of whether originals are delivered thereafter.
[Signatures appear on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Execution Date.
LANDLORD:

ALAMEDA WATERFRONT EDP, LLC,
a Delaware limited liability company

By: Alameda Waterfront & BTS EDP, LLC,
a Delaware limited liability company,
its sole member

By: Waterfront – EXEL BTS Manager, LLC,
a Delaware limited liability company,
its managing member

By:    /s/ Joseph Ernst
Name:     Joseph Ernst
Title:     Manager

TENANT:

EXELIXIS, INC.,
a Delaware corporation
By:    /s/ Christopher J. Senner
Name:    Christopher J. Senner
Title:    EVP & CFO
By:    /s/ Michael M. Morrissey
Name:    Michael M. Morrissey
Title:    President and CEO

[Signature Page – Fifth Amendment to Lease]